Exhibit 99.1

For Immediate Release

For Further Information
Refer to: John J. Haines
260-824-2900

FRANKLIN ELECTRIC ANNOUNCES VICTOR GRIZZLE
ELECTED TO BE A DIRECTOR OF THE COMPANY

Fort Wayne, IN - January 30, 2020 - The board of directors of Franklin Electric Co., Inc. (NASDAQ: FELE) has elected Victor Grizzle to be a director of the Company effective January 27, 2020. Mr. Grizzle has been the Chief Executive Officer of Armstrong World Industries since March 2016. Prior to his appointment as CEO, Mr. Grizzle served as Executive Vice President and Chief Executive Officer of Armstrong Building Products, a division of Armstrong World Industries, since January 2011. Prior to joining Armstrong, Mr. Grizzle was the Group President of Global Structures, Coatings and Tubing for Valmont Industries. Mr. Grizzle spent 16 years at General Electric Corporation, where he served as an Americas business leader for General Electric’s Silicones Division.

Mr. Grizzle earned a Bachelor of Science in Mechanical Engineering from California Polytechnic University.

The election of Mr. Grizzle to the Board of Directors is in anticipation of a current director attaining mandatory retirement age within six months.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including those relating to market conditions or the Company’s financial results, costs, expenses or expense reductions, profit margins, inventory levels, foreign currency translation rates, liquidity expectations, business goals and sales growth, involve risks and uncertainties, including but not limited to, risks and uncertainties with respect to general economic and currency conditions, various conditions specific to the Company’s business and industry, weather conditions, new housing starts, market demand, competitive factors, changes in distribution channels, supply constraints, effect of price increases, raw material costs, technology factors, integration of acquisitions, litigation, government and regulatory actions, the Company’s accounting policies, future trends, and other risks which are detailed in the Company’s Securities and Exchange Commission filings, included in Item 1A of Part I of the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2018, Exhibit 99.1 attached thereto and in Item 1A of Part II of the Company’s Quarterly Reports on Form 10-Q. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements.